Participant:  «First_Name» «Last_Name»

EXHIBIT 10.34

KORN FERRY 2008 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Grantee’s Name and Office:	«First_Name» «Last_Name»
«OFFICE»

You have been granted shares of restricted Common Stock of the Company (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Award (the “Notice”), the Korn Ferry 2008 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Award Agreement (the “Agreement”) attached hereto.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Award	«Grant_Date»

Vesting Commencement Date	«Grant_Date»

Total Number of Shares of Common Stock Awarded (the “Shares”)	«NUMBER_OF_SHARES_To_nearest_10»

Vesting Schedule:

Subject to Grantee’s continued service with the Company and other limitations set forth in this Notice, the Agreement and the Plan, the Award will “vest” in accordance with the following schedule (each date on which the Award or portion thereof vests a “Vest Date”):

[X] of the Total Number of Shares of Common Stock Awarded shall vest on the first anniversary of the Vesting Commencement Date, and an additional [X] of the Total Number of Shares of Common Stock Awarded shall vest on each yearly anniversary of the Vesting Commencement Date thereafter.

In the event of Grantee’s change in status from employee to consultant, the vesting of the Award shall continue only to the extent determined by the Committee as of such change in status.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares are no longer subject to forfeiture to the Company; provided, however, that such Shares shall remain subject to other restrictions on transfer set forth in the Agreement or the Plan.  Shares that have not vested are deemed “Restricted Shares.”  Per the vesting schedule, the Grantee may become vested in a fraction of a Restricted Share.  However, such fraction shall remain a Restricted Share until the Grantee becomes vested in the entire Share.

Participant:  «First_Name» «Last_Name»

Termination of Employment; Forfeiture:

Unless otherwise provided for in an employment or other written agreement between the Grantee and the Company, vesting shall cease upon the date of termination of the Grantee’s continued service with the Company for any reason, including death or Disability.  Unless otherwise provided for in an employment or other written agreement between the Grantee and the Company, if the Grantee’s continued service with the Company terminates for any reason when the Grantee holds any Restricted Shares (including fractional Restricted Shares), such Restricted Shares shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Grantee.  The foregoing forfeiture provisions set forth in this Notice as to Restricted Shares shall also apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of any Change in Control and such stock or property shall be deemed Additional Securities for purposes of the Agreement, but only to the extent the Shares are at the time covered by such forfeiture provisions.

IN WITNESS WHEREOF, the Company has executed this Notice, and unless the Grantee declines this Award within 90 days of the Date of Award, the Grantee is deemed to accept the Award and to agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Korn Ferry
a Delaware corporation

By:

Gary D. Burnison

Title: Chief Executive Officer

Participant:  «First_Name» «Last_Name»

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUED SERVICE WITH THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S SERVICE WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S SERVICE WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, GRANTEE’S STATUS IS AT WILL.

Participant:  «First_Name» «Last_Name»

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan.  The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 24 of the Plan.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

KORN FERRY 2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

1.Issuance of Shares.  Korn Ferry a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), the Total Number of restricted Shares of Common Stock Awarded as set forth in the Notice (the “Shares”), subject to the Notice, this Restricted Stock Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference.  Unless otherwise defined herein or in the Notice, the terms defined in the Plan shall have the same defined meanings in this Agreement.  All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company’s shareholders.  The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

2.Consideration. The Grantee shall be deemed to have purchased from the Company the Shares set forth in the Notice without payment of any cash consideration.  The Grantee and the Company hereby acknowledge and agree that adequate consideration has been received by the Company in respect of the issuance of the Shares.

3.Transfer Restrictions.  Except as expressly provided in Section 14 of the Plan, the Shares issued to the Grantee hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee prior to the date when the Shares become “vested” pursuant to the Vesting Schedule set forth in the Notice.  Any attempt to transfer Shares in violation of this Section 3 will be null and void and will be disregarded.

4.Termination of Employment; Forfeiture.  Unless otherwise provided for in an employment or other written agreement between the Grantee and the Company, vesting shall cease upon the date of termination of the Grantee’s continued service with the Company for any reason, including death or Disability.  Unless otherwise provided for in an employment or other written agreement between the Grantee and the Company, if the Grantee’s continued service with the Company terminates for any reason while the Grantee holds any Shares that have not vested (“Restricted Shares”), including fractional Restricted Shares, such Restricted Shares shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Grantee.  In the event Restricted Shares are reconveyed to the Company, the Company shall have no further obligation or liability to the Grantee with respect to such Restricted Shares.  The foregoing forfeiture provisions set forth in this Agreement as to Restricted Shares shall also apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of any Change in Control and such stock or property shall be deemed Additional Securities for purposes of this Agreement, but only to the extent the Shares are at the time covered by such forfeiture provisions.

5.Escrow of Stock.  For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of Restricted Shares, to deliver such documents, agreements or instruments as may be necessary from time to time to the Secretary or Assistant Secretary of the Company, or their designee, to hold such Restricted Shares in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof.  The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable.  The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto.  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.  Upon the vesting of all Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Grantee such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 7 below.

6.Distributions.  The Company shall disburse to the Grantee all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

7.Withholding of Taxes.  The Grantee shall, as Restricted Shares shall vest or at the time withholding is otherwise required by any applicable provisions of federal or state law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations.  At the time the Grantee’s Award is granted, or at any time thereafter as requested by the Company, the Grantee hereby authorizes, to the fullest extent not prohibited by applicable law, withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award.

8.Section 83(b) Election.  The Grantee hereby acknowledges that he or she has been informed that, with respect to the grant of the Shares, he or she may file an election with the Internal Revenue Service, within 30 days of the Date of Award, electing pursuant to Section 83(b) of the Code, to be taxed currently on the Fair Market Value of the Shares on the Date of Award (“Section 83(b) Election”).

GRANTEE ACKNOWLEDGES THAT IF HE OR SHE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY SUCH SECTION 83(b) ELECTION, EVEN IF HE OR SHE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF.

BY SIGNING THIS AGREEMENT, GRANTEE REPRESENTS THAT HE OR SHE HAS REVIEWED WITH GRANTEE’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS.  GRANTEE UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.Additional Securities.  Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice.  The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option.  If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities.  In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

10.Stop‑Transfer Notices.  In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

11.Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

12.Limitation on Rights; No Right to Future Grants; Extraordinary Item.  By entering into this Agreement and accepting the Award, Grantee acknowledges that: (i) Grantee’s participation in the Plan is voluntary; (ii) except as explicitly contemplated in an employment or other written agreement between the Grantee and the Company, the value of the Award is an extraordinary item which is outside the scope of any employment contract with Grantee; (iii) except as explicitly contemplated in an employment or other written agreement between the Grantee and the Company, the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Grantee will not be entitled to compensation or damages as a consequence of Grantee’s forfeiture of any unvested portion of the Award as a result of Grantee’s termination of service with the Company for any reason; and (iv) in the event that Grantee is not a direct employee of Company, the grant of the Award will not be interpreted to form an employment relationship with the Company and the grant of the Award will not be interpreted to form an employment contract with the Grantee’s employer or the Company.  The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of Grantee’s rights hereunder and Grantee shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Grantee’s rights or privileges hereunder.

13.Company Authority.  Any question concerning the interpretation of this Agreement, the Notice or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Company (including any person(s) to whom the Company has delegated its authority) in its sole and absolute discretion.  Such decision by the Company shall be final and binding.

14.Undertaking.  Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the Grantee’s interest pursuant to the express provisions of this Agreement.

15.Entire Agreement: Governing Law.  The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

16.Successors and Assigns.  The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Grantee and Grantee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

17.Securities Law Compliance.  The Company is under no obligation to register for resale the Shares, whether vested or unvested.  The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Shares issued as a result of or under this Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Shares underlying the Award and (c) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers.  Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such shares.

18.Information Confidential.  As partial consideration for the granting of the Award, the Grantee agrees that he or she will keep confidential all information and knowledge that the Grantee has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Grantee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

19.Headings.  The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

20.Application of the Plan.  The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein.

21.Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed (if to the Company) at Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles California 90067 and (if to the Grantee) at the Grantee’s most recent address reflected in the records of the Company, or to such other address as such party may designate in writing from time to time to the other party.